Exhibit 10.11

Supplemental Agreement

增補協議書

甲方：	愛立基生醫股份有限公司
EG BioMed CO., LTD. (“Party A”)

乙方：	永鼎醫藥股份有限公司
Yong Ding Biopharm Co., Ltd. (“Party B”)

Party A and Party B entered into a Patent Licensing and Technology Transfer Agreement (hereinafter referred to as the “Original Agreement”) on June 25, 2024. To promote mutual cooperation and enhance the interests of both parties, Party A and Party B have agreed, after consultation, to sign this Supplemental Agreement (hereinafter referred to as the “Supplemental Agreement”) to supplement and amend the Original Agreement as follows:

甲、乙雙方於民國（以下同）113年6月25日簽訂專利授權技術移轉契約（以下簡稱「原契約」），現為雙方共同合作，增進雙方利益，經甲、乙雙方協商同意簽署增補協議書（以下簡稱「本增補協議書」）對原合約進行如下補充和修改：

1.	Amend the Original Agreement

修改原契約

Amended Agreement Terms 修正後契約內容	Original Agreement Terms 原契約內容
II.SCOPE of LICENSE/JOINT DEVELOPMENT	II.SCOPE of LICENSE/JOINT DEVELOPMENT
授權內容與合作開發	授權內容與合作開發

1. In order to cooperate in the development of the Product, Party A agrees to sub-license the Licensed Patent and Know-How to Party B in accordance with the following conditions:	1. In order to cooperate in the development of the Product, Party A agrees to sub-license the Licensed Patent and Know-How to Party B in accordance with the following conditions:
為共同合作開發本產品，甲方同意依下列條件就本授權專利與專門技術授權予乙方：	為共同合作開發本產品，甲方同意依下列條件就本授權專利與專門技術授權予乙方：

(6) Method of License: This Agreement is an exclusive license for the Licensed Patent and Licensed Know-How, and Party A shall not, either independently or through a third party, manufacture or sell the Product. Since Party A possesses expertise in biomedical sciences, Party B commissions Party A to assist by entrusting a legally authorized manufacturer to produce the Product, with Party B covering the related costs.	(6) Method of License: This Agreement is an exclusive license for the Licensed Patent and Licensed Know-How, and Party A shall not, either independently or through a third party, manufacture or sell the Product.
授權方式：本契約就本授權專利與本授權技術為專屬授權，甲方不得再自行或授權其他第三人製造或販賣本產品。因甲方具生醫專業，乙方委請甲方協助，由甲方委託合法廠商製造本產品，由乙方支付相關費用。	授權方式：本契約就本授權專利與本授權技術為專屬授權，甲方不得再自行或授權其他第三人製造或販賣本產品。

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2. Without Party A’s written consent, Party B shall not sublicense its rights under this Agreement to a third party or disclose Party A’s Technical Data to a third party. However, Party B may sublicense such rights to its parent company with prior written notice to Party A.	2. Without Party A’s written consent, Party B shall not sublicense its rights under this Agreement to a third party or disclose Party A’s Technical Data to a third party without justified reasons.
非經甲方書面同意，乙方不得將其在本契約中之權利再轉授權予第三人，亦不得將甲方技術資料揭露予第三人。但乙方得將本契約之權利轉授權予其母公司，並於事前書面通知甲方。	非經甲方書面同意，乙方不得將其在本契約中之權利再轉授權予第三人，亦不得無故將甲方技術資料揭露予第三人。

VI. Intellectual Property Rights	VI. Intellectual Property Rights
智慧財產權	智慧財產權

2. Both parties fully recognize and agree that, Party A owns the copyright, patent, trade secret and other rights and interests in the information disclosed in the Licensed Patent and Know-How.	2. Both parties fully recognize and agree that, Party A owns the copyright, patent, trade secret and other rights and interests in the information disclosed in the Licensed Patent and Know-How, that the license is non-exclusive, and that Party A may enter into patent and/or technology assignment agreements and/or licenses with third parties, but will not separately license or compete with any third party with respect to the Product.

雙方充分認知並同意，甲方擁有「本授權專利與專門技術」所揭露資訊之著作權、專利權、營業秘密等智慧財產權之合法使用權與其他權益。	雙方充分認知並同意，甲方擁有「本授權專利與專門技術」所揭露資訊之著作權、專利權、營業秘密等智慧財產權之合法使用權與其他權益，且本案授權方式為非專屬授權，甲方得再與第三者簽訂專利及/或技術移轉授權合約，但不會就本產品另為授權或競爭。

IX. Term of this Agreement	IX. Term of this Agreement
有效期間	有效期間

1. This Agreement is signed by both parties in accordance with the law and shall expire ten years from the effective date of the original Agreement. If the proposed merger transaction between Party B’s parent company (YD Biopharma Limited) and Breeze Holdings Acquisition Corp. is completed, the term of this Agreement shall be amended to twenty years from the effective date of the original Agreement. This Agreement will be automatically renewed for another five years or until the expiration of the Licensed Patent (whichever occurs first), if both parties have no intention to terminate this Agreement two months prior to the expiration of the term of this Agreement.	1. This Agreement is signed by both parties in accordance with the law and shall expire ten years from the date set forth on the bottom page. This Agreement will be automatically renewed for another five years or until the expiration of the Licensed Patent (whichever occurs first), if both parties have no intention to terminate this Agreement two months prior to the expiration of the term of this Agreement.

本契約經雙方依法簽章，自原契約簽署日起生效，有效期限為10年；若乙方之母公司(YD Biopharma Limited)與Breeze Holdings Acquisition Corp.擬議的合併交易完成，有效期限修改為自原契約簽署日起20年。如本契約有效期間屆滿前二個月，雙方均無終止本契約之意思表示，則本契約自動延展5年或至本授權專利期間屆滿為止（以較早發生者為準）。	本契約經雙方依法簽章，自底頁所載日期起10年止。如本契約有效期間屆滿前二個月，雙方均無終止本契約之意思表示，則本契約自動延展5年或至本授權專利期間屆滿為止（以較早發生者為準）。

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XIII.Tranfer	XIII.Tranfer
權義轉讓	權義轉讓

1. Any of the rights and obligations of the parties under this Agreement shall not be assigned or pledged to any third party without the prior written consent of the other party.	Any of the rights and obligations of the parties under this Agreement shall not be assigned to any third party without the prior written consent of the other party.
雙方在本契約中任何之權利及義務，非經他方事前書面同意，不得轉讓或設定質權予任何第三人。	雙方在本契約中任何之權利及義務，非經他方事前書面同意，不得轉讓予任何第三人。

2. The rights and obligations under this Agreement shall have the same effect on the assignees, successors, licensees, and sub-licensees of Party B. Party B shall not impair the rights and interests of Party A due to any assignment, succession, licensing, or sub-licensing; otherwise, it shall be considered a breach of this Agreement.
本契約之權利義務對乙方之受讓人、 繼受人、被授權人、再授權人具有同 等效力,乙方不得因受讓、繼受、授 權行為、轉授權行為而有損甲方之權 益,否則視為違反本契約。

2.	Miscellaneous

其他

2.1	This Supplemental Agreement may be amended or supplemented in writing with the mutual consent of both parties.

本增補協議書得經雙方同意後，以書面修改或增訂之。

2.2	This Supplemental Agreement constitutes an integral part of the Original Agreement and has the same legal effect.

本增補協議書與原契約不可分割且具有同等法律效力。

2.3	In case of any conflict between this Supplemental Agreement and the Original Agreement, the terms of this Supplemental Agreement shall prevail.

本增補協議書與原契約有衝突之處，以本增補協議書為準。

2.4	Matters not covered in this Supplemental Agreement shall continue to be governed by the Original Agreement.

本增補協議書未涉及的事項，仍按原契約執行。

2.5	The governing law and jurisdiction of this Supplemental Agreement shall be in accordance with the provisions of the Original Agreement.

本增補協議書之準據法及管轄法院依原契約之規定。

2.6	This Supplemental Agreement is executed in two originals, one for each party as proof (hereinafter referred to as the “Signatories of the Supplemental Agreement”).

本增補協議書正本1式2份，由甲、乙雙方各執一份為憑（以下接續「立本增補協議書人」）

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Signatories of this Supplemental Agreement:

立本增補協議書人:

EG BioMed CO.,LTD. 愛立基生醫股份有限公司

Representative: Shen, Hsieh-Tsung 代表人：沈協聰

By：Shen, Hsieh-Tsung 授權簽約人：沈協聰

Title: Chairman 職稱：董事長

Address:15F-5, No.508, Section 7, Zhongxiao E. Road, Nangang, Taipei 地址：臺北市南港區忠孝東路7段508號15樓之5

Date: 2024.09.30 日期：中華民國113年09月30日

Yong Ding Biopharm Co., Ltd 永鼎醫藥股份有限公司

Representative: Shen, Hsieh-Tsung 代表人：沈協聰

By: Tsai, Chin-Fong 授權簽約人：蔡金峯

Title: Supervisor 職稱：監察人

Address: 17F, No.3, Yuan Qu St., Nangang Dist., Taipei City
地址：臺北市南港區園區街3號17樓

Date: 2024.09.30 日期：中華民國113年09月30日

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